AMERICAN GENERAL LIFE INSURANCE COMPANY

MAXIMUM ANNIVERSARY VALUE

OPTIONAL DEATH BENEFIT ENDORSEMENT

This Endorsement is a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

Capitalized terms within this Endorsement that are not defined in this Endorsement are defined or otherwise described in the Contract to which this Endorsement is attached, including any endorsements or other riders attached to such Contract.

This Endorsement replaces the “AMOUNT OF DEATH BENEFIT” and “SPOUSAL BENEFICIARY CONTINUATION” provisions under the “DEATH PROVISIONS” section in the Contract.

TABLE OF CONTENTS

Definitions	Page 1
Endorsement Data Page	Page 1
Amount of Maximum Anniversary Value Death Benefit	Page 2
Spousal Beneficiary Continuation	Page 2

For Inquiries Call [1-800-445-7862]

DEFINITIONS

For purposes of this Endorsement, the following Definitions apply:

NET PURCHASE PAYMENT(S)

Net Purchase Payment(s) are the sum of all Purchase Payment(s), reduced for each Withdrawal in the same proportion that the Contract Value is reduced by each such Withdrawal.

ENDORSEMENT DATA PAGE

OPTIONAL MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT CHARGE:	Annual fee of [0.25%] of the average daily ending value of the assets attributable to the Accumulation Units of the Variable Portfolio(s) to which Your Contract is allocated. We deduct this charge daily. This charge is in addition to other charges, fees and expenses described in Your Contract.

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AMOUNT OF MAXIMUM ANNIVERSARY VALUE DEATH BENEFIT

Upon Your death We will pay a Death Benefit to the Beneficiary upon Our receipt of all Required Documentation.

If You were Age [80 or younger] on the Contract Date, upon Our receipt of all Required Documentation, We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.	Net Purchase Payment(s) received prior to Your [86th] birthday; or

3.	The Maximum Anniversary Value that is equal to the greatest anniversary value determined prior to the earlier of:

a)	Your [83rd] birthday; or

b)	Your date of death;

plus Purchase Payment(s) received since that Contract anniversary, but prior to Your [86th] birthday, and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.

Spousal Beneficiary Continuation

If the Spousal Beneficiary continues the Contract on the Continuation Date and Upon Our receipt of all Required Documentation, the Death Benefit payable upon the death of the Spousal Beneficiary will be as follows:

If the Spousal Beneficiary was Age [80 or younger] on the Continuation Date, We will calculate the Death Benefit as the greatest of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date but prior to the Spousal Beneficiary’s [86th] birthday and this sum is reduced proportionately for any Withdrawals after the Continuation Date; or

3.	The Maximum Anniversary Value after the Continuation Date that is equal to the greatest anniversary value determined prior to the earlier of:

a)	The Spousal Beneficiary’s [83rd] birthday; or

b)	The Spousal Beneficiary’s date of death;

plus Purchase Payment(s) received after the Continuation Date and since that Contract anniversary, but prior to the Spousal Beneficiary’s [86th] birthday, and this sum is reduced proportionately for any Withdrawals since that Contract anniversary.

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If the Spousal Beneficiary was at least Age [81 but younger than Age 86] on the Continuation Date, We will calculate the Death Benefit as the greater of:

1.	The Contract Value on the Business Day during which We receive all Required Documentation; or

2.

The Contract Value on the Continuation Date, plus Purchase Payment(s) received after the Continuation Date, but prior to the Spousal Beneficiary’s [86th] birthday, and this sum is reduced proportionately for any Withdrawals after the Continuation Date.

If the Spousal Beneficiary was Age [86 or older] on the Continuation Date, the Death Benefit will be the Contract Value on the Business Day during which We receive all Required Documentation.

Signed for the Company to be effective on the Contract Date.

AMERICAN GENERAL LIFE INSURANCE COMPANY

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